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DALLAS1 572700v1 26287-00001
                                    IMPORTANT

                       PLEASE READ CAREFULLY BEFORE SIGNING;
                SIGNIFICANT REPRESENTATIONS ARE CALLED FOR HEREIN

                             SUBSCRIPTION AGREEMENT

                                       AND

                           LETTER OF INVESTMENT INTENT

         The undersigned (the "Subscriber") hereby subscribes to purchase from Preferred Voice, Inc., a Delaware corporation (the "Company") _______ shares of Preferred Voice, Inc. $.001 par value common stock (the "Securities") at a purchase price of $_____. A wire transfer to the account of Preferred Voice, Inc. in the amount of $ __________________ for such Securities has been made in connection herewith.

         1.       General  Representations.   The Subscriber  acknowledges   and
 represents as follows:

     (a) The Subscriber has been given full access to information regarding the Company (including the opportunity to meet with Company officers and to review all material books and records, material contracts and documents that Subscriber may have requested) and has utilized such access for the purpose of obtaining all information the Subscriber deems necessary for purposes of making an informed investment decision. The Subscriber currently owns other securities issued by the Company.

     (b) The Subscriber understands that the purchase of the Securities is a highly speculative investment and involves a high degree of risk, that the Company may need additional financing in the future, and that the Company makes no assurances whatever concerning the present or prospective value of the Securities;

     (c) The Subscriber has obtained, to the extent he or she deems necessary, personal professional advice with respect to the risks inherent in an investment in the Securities and the suitability of such investment in light of the Subscriber's personal financial condition and investment needs. Unless the Subscriber has otherwise advised the Company in writing, the Subscriber did not employ the services of a purchaser representative, as defined in the Securities and Exchange Commission's Regulation D, in connection with this investment;

     (d) The Subscriber has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of a prospective investment in the Securities; is experienced in making investments which involve a high degree of risk, and is sophisticated in making investment decisions; and believes that he or she is able to bear the economic risk of an investment in the Securities, including the total loss of such investment;

     (e) The Subscriber realizes that (i) the purchase of the Securities is a long-term investment, (ii) the purchaser of the Securities must bear the economic risk of the investment for an indefinite period of time because the Securities have not been registered under the Securities Act of 1933, as amended, (the "Act"), or applicable state laws or laws of other countries and, therefore, the Securities cannot be sold unless they are subsequently registered under the Act and such other laws or exemptions from such registration are available, (iii) the Company is not current in its reporting responsibilities under the Securities Act of 1934, as amended, (iv) there is no public market for the Securities and the Subscriber may not be able to liquidate his or her investment in the event of an emergency, or pledge the Securities as collateral security for loans, and (v) the transferability of the Securities is restricted and (A) requires conformity with the restrictions contained in paragraph 2 below, and (B) will be further restricted by a legend placed on the certificate(s) representing the Securities stating that the Securities have not been registered under the Act and applicable state laws and referencing the restrictions on transferability of the Securities.

         2. No Registration Under the Securities Laws. The Subscriber has been advised that the Securities are not being registered under the Act or state securities laws or securities laws of other nations pursuant to exemptions from the Act and such laws, and that the Company's reliance upon such exemptions is predicated in part on the representations of the Subscriber contained herein. The Subscriber represents and warrants that the Securities are being purchased for the Subscriber's own account and for investment without the intention of reselling or redistributing the same, that no agreement has been made with others regarding the Securities and that the Subscriber's financial condition is such that it is not likely that it will be necessary to dispose of the Securities in the foreseeable future. The Subscriber is aware that, in the view of the Securities and Exchange Commission and state authorities that administer state securities laws, a purchase of the Securities with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values, or any change in the condition of the Company or its business, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Securities and for which the Securities were pledged as security, would represent an intent inconsistent with the representations set forth above. The Subscriber further represents and agrees that, if contrary to the foregoing intentions there should ever be a desire to dispose of or transfer the Securities in any manner, the Subscriber shall not do so without first obtaining (a) an opinion of counsel suitable to the Company that such proposed disposition or transfer lawfully may be made without registration pursuant to the Act and applicable securities laws of states and other nations or (b) such registrations (it being expressly understood that the Company shall not have any obligation to register the Securities for such purpose).

         3. Registration Rights. If, at any time within three (3) years of the date of this purchase, the Company proposes for any reason to register any of its securities under the Securities Act other than a registration on Form S-8 relating solely to employee stock option or purchase plans, on Form S-4 relating solely to an SEC Rule 145 transaction or on any other form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Securities, it shall each such time give written notice to the holder of these Securities ("Holder" for purposes of this Section 3) of the Company's intention to register such securities, and, upon the written request, given within thirty (30) days after receipt of any such notice, of the Holders of the Securites outstanding, to register any of the Securities, the Company shall cause the Securities so requested by the Holder to be registered, whether such Securities are outstanding or subject to purchase hereby, to be registered under the Securities Act, all to the extent requisite to permit the sale or other disposition by the Holder of the Securities so registered; provided, however, that the Securities as to which registration had been requested need not be included in such registration if in the opinion of counsel for the Company and counsel for the Holder the proposed transfer by the Holder may be effected without registration under the Securities Act and any certificate evidencing the Securities need not bear any restrictive legend. In the event that any registration pursuant to this
Section 3 shall be, in whole or in part, an underwritten offering of securities of the Company, then (i) any request pursuant to this Section 3 to register the Securities may specify that such shares are to be included in the underwriting on the same terms and conditions as the shares of the Company's capital stock otherwise being sold through underwriters under such registration, (ii) if the managing underwriter of such offering determines that the number of shares to be offered by all selling shareholders must be reduced, then the Company shall have the right to reduce the number of shares registered on behalf of the Holder, provided that the number of shares to be registered on behalf of the Holder shall not be reduced to such an extent that the ratio of the shares which the Holder is permitted to register to the total number of shares the Holder owns is less than that ratio for any other selling shareholder, and (iii) the Holder will be bound by the terms of the underwriting agreement and the conditions imposed by the underwriter on selling shareholders.

         4. State of Domicile. The Subscriber represents and warrants that the Subscriber is a bona fide resident of, and is domiciled in, the state or country so designated on the signature page hereto, and that the Securities are being purchased solely for the beneficial interest of the Subscriber and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust, or organization.

         5. Obligation to Update. The information provided by the Subscriber is correct and complete as of the date hereof. The Subscriber is informed of the significance to the Company of the foregoing representations, and they are made with the intention that the Company will rely upon them. If there should be any adverse change in such information prior to the subscription being accepted, the Subscriber will immediately provide the Company with such information.

6. Entity Representation. The Subscriber makes the following additional representations:

     (a) The Subscriber was not organized for the specific purpose of acquiring the Securities; and


     (b) This Agreement has been duly authorized by all necessary actions of the Board of Directors, shareholders, partners, trustees, or other duly authorized acting body or person on the part of the Subscriber, has been duly executed by an authorized officer or representative of the Subscriber, and is a legal, valid, and binding obligation of the Subscriber enforceable in accordance with its terms.

Dated: ______________, 1999.


________________________________
Signature

________________________________
Name Typed or Printed, Title

________________________________
Entity Name

________________________________
Address

________________________________
City, State and Zip Code


________________________________
(Area Code) Telephone Number

________________________________
Tax Identification or Social
Security Number


         The Subscription Agreement and Letter of Investment Intent is accepted as of ____________________________, 1999.


PREFERRED VOICE, INC.


_________________________________
By: _____________________________
Its: ____________________________

                                             SCHEDULE OF SUBSCRIPTION AGREEMENTS


Name and Address                No. of Shares     Purchase Price Per Share    Total Purchase Price     Date

First Union Securities Inc.,
  Cust. FBO                        33,334                 $1.50                      $50,000         12/22/99
Stephen C. Thayer IRA
4333 Westside Drive
Dallas, Texas  75209

David C. Tyrrell                   66,667                 $1.50                     $100,000         12/22/99
12 Turtle Creek Bend
Dallas, Texas 75204

JMG Capital Partners, L.P.        333,334                 $1.50                     $500,000         12/22/99
1999 Avenue of the Stars,
Ste. 2530
Los Angeles, California 90067

JMG Triton Offshore Fund, Ltd.    333,334                 $1.50                     $500,000         12/22/99
1999 Avenue of the Stars,
Ste. 2530
Los Angeles, California 90067

Tom Wittenbraker                   33,334                 $1.50                      $50,000         12/22/99
4626 Greenville Avenue, #101
Dallas, Texas 75206

Dan D. Warren                      33,334                 $1.50                      $50,000         12/22/99
7317 Fisher Road
Dallas, Texas 75214

J.Steven Emerson IRA Rollover II  100,000                 $1.50                     $150,000         12/22/99
Bear Stearns Securities Corp.,
Custodian
1999 Avenue of the Stars, Ste. 2530
Los Angeles, California 90067


Marciano Financial Holdings       333,334                $1.50                      $500,000         12/22/99
9465 Wilshire Blvd., Ste 400
Beverly Hills, California 90212

Jacob Wizman                       66,667                $1.50                      $100,000         12/22/99
211 S. Beverly Drive, #108
Beverly Hills, California 90210

Windsor Capital Management, Ltd.  166,667                $1.50                      $250,000         12/22/99
P.O. Box 146 Road Town, Tortola
British Virgin Islands
